Exhibit 10.84

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Fifth Amendment”) is made as of this 25th day of November, 2024, between ARE-MA REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”).

RECITALS:

A.
Tenant and Landlord are parties to that certain Lease Agreement dated as of October 30, 2015, as amended by that certain First Amendment to Lease Agreement dated as of March 20, 2018, as further amended by that certain Second Amendment to Lease Agreement dated as of July 1, 2018, as further amended by that certain Third Amendment to Lease Agreement dated as of July 29, 2019 (the “Third Amendment”), and as further amended by that certain Amended and Restated Fourth Amendment to Lease Agreement dated as of August 4, 2020 (the “Amended and Restated Fourth Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases from Landlord a total of approximately 40,060 rentable square feet of space consisting of (i) approximately 17,475 rentable square feet of laboratory/office space on the second floor of the Building, (ii) approximately 108 rentable square feet of storage space on the first floor of the Building, (iii) approximately 6,455 rentable square feet of laboratory/office space on the third floor of the Building, (iv) approximately 7,957 rentable square feet of laboratory/office space on the third floor of the Building commonly known as Suite 302, (v) approximately 130 rentable square feet of storage space on the first floor of the Building commonly known as Suite 100I,

(vi) approximately 7,805 rentable square feet of space on the third floor of the Building commonly known as Suite 306, and (vii) approximately 130 rentable square feet of storage space on the first floor of the Building commonly known as Suite 100H, (collectively, the “Premises”) in that certain building located at 19 Presidential Way, Woburn, Massachusetts (the “Building”), as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
The term of the Lease is scheduled to expire on April 30, 2025.

C.
Landlord and Tenant desire, subject to the terms and conditions set forth herein below, to amend the Lease to, among other things, extend the term of the Lease through April 30, 2028 (the “Fifth Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord agree as follows:

1.
Extension of Term. The Term of the Lease is hereby extended through the Fifth Amendment Expiration Date. Tenant’s occupancy of the Premises through the Fifth Amendment Expiration Date shall be on an “as-is” basis, and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises, except as set forth in Section 3.

2.
Base Rent. Tenant shall continue to pay Base Rent as set forth in the Lease through April 30, 2025. Commencing on May 1, 2025, Tenant shall pay Base Rent in the amount of $55.00 per rentable square foot of the Premises per year. On May 1, 2026, and on each May 1st thereafter (each, an "Adjustment Date"), the Base Rent shall be increased by multiplying the Base Rent immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.

Notwithstanding anything to the contrary contained in this Section 2, so long as Tenant is not in default under the Lease (beyond all applicable notice and cure periods), Base Rent shall be abated during the period commencing on May 1, 2025, through August 31, 2025 (the "Fifth Amendment Abatement Period"). Tenant shall resume paying full Base Rent on the first day following the expiration of the Fifth

Amendment Abatement Period. For the avoidance of doubt, Tenant shall continue paying Operating Expenses and all other amounts payable under the Lease during the Fifth Amendment Abatement Period.

3.
Premises Improvements. Landlord shall make available to Tenant a tenant improvement allowance in the amount of $5.00 per rentable square foot of the Premises (the “Fifth Amendment Improvement Allowance”) for the design and construction of fixed and permanent improvements desired by and performed by Tenant and reasonably acceptable to Landlord in the Premises (the “Premises Improvements”), which Premises Improvements shall be constructed pursuant to a scope of work reasonably acceptable to Landlord and Tenant. The Fifth Amendment Improvement Allowance shall be available only for the design and construction of the Premises Improvements. The Fifth Amendment Improvement Allowance may not be used to purchase any furniture, personal property, data/cabling or other non-Building System materials or equipment. Tenant acknowledges that upon the expiration or earlier termination of the Term of the Lease, the Premises Improvements shall become the property of Landlord and may not be removed by Tenant. Tenant shall pay to Landlord administrative rent in the amount of 1% of the total costs of the Premises Improvements, which amount shall be payable out of the Fifth Amendment Improvement Allowance. Except for the Fifth Amendment Improvement Allowance, Tenant shall be solely responsible for all of the costs of the Premises Improvements. The Premises Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 12 of the Lease. The contractor for the Premises Improvements shall be selected and engaged by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the Premises Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors, and certificates of insurance from any contractor performing any part of the Premises Improvements evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

During the course of design and construction of the Premises Improvements, Landlord shall reimburse Tenant for the cost of the Premises Improvements once a month against a draw request in Landlord’s standard form, containing evidence of payment of the applicable costs and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily and reasonably obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Premises Improvements (and prior to any final disbursement of the Fifth Amendment Improvement Allowance) Tenant shall deliver to Landlord the following items: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Premises Improvements and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans, if available, for Premises Improvements. Notwithstanding the foregoing, if the cost of the Premises Improvements exceeds the Fifth Amendment Improvement Allowance, Tenant shall be required to pay such excess in full prior to Landlord having any obligation to fund any remaining portion of the Fifth Amendment Improvement Allowance. The Fifth Amendment Improvement Allowance shall only be available for use by Tenant for the construction of the Premises Improvements from the date of this Fifth Amendment through the date that is 12 months after the date of this Fifth Amendment (the “Outside Fifth Amendment Improvement Allowance Date”). Any portion of the Fifth Amendment Improvement Allowance which has not been properly requested by Tenant from Landlord on or before the Outside Fifth Amendment Improvement Allowance Date shall be forfeited and shall not be available for use by Tenant.

4.
Right to Extend Term. Section 39(a) of the Lease is hereby deleted in its entirety and replaced with the following:

(a)
Extension Rights. Tenant shall have 1 right (“Extension Right”) to extend the term of the Lease for 3 years (the “Extension Term”) on the same terms and conditions as the Lease, as amended (other than with respect to Base Rent, the Work Letter and any TI Allowance) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Fifth Amendment Expiration Date. Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) in laboratory/office buildings in the Route 128 N Marketplace submarket area for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, parking costs, leasing commissions, allowances or concessions, if any. Notwithstanding the foregoing, the Market Rate shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term.

If, on or before the date which is 180 days prior to the Fifth Amendment Expiration Date, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 4(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 4(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

5.
Right to Expand. For the avoidance of doubt, Tenant shall continue to have a right to expand the Premises pursuant to the terms of Section 8 of the Amended & Restated Fourth Amendment.

6.
Shared Space Arrangement. The following new subsection (g) is added to Section 22 of the Lease:

“(g) Shared Space Arrangement. Notwithstanding anything to the contrary contained in the Lease, Tenant may from time to time enter into agreements (each, a “Shared Space Arrangement”) with affiliates of Tenant (each, a “Shared Space Occupant”), pursuant to which such Shared Space Occupants may collectively occupy up to 15% of the Premises as “Shared Space Area” in the aggregate for a period not to exceed 12 months in the aggregate, and such Shared Space Arrangements shall not require Landlord’s consent under Section 22; provided, however, that Tenant shall be required to provide Landlord with a copy of each such Shared Space Arrangement and, prior to the effective date of each such Shared Space Arrangement, Tenant and each Shared Space Occupant shall be required to execute an acknowledgment in the form of Exhibit A attached hereto. Tenant shall be fully responsible for the conduct of any Shared Space Occupant within the Shared Space Area and the Project, and Tenant’s indemnification obligations set forth in the Lease shall apply with respect to the conduct of such parties within the Shared Space Area and Project. Tenant shall not be required to pay any Excess Rents with respect to any Shared Space Arrangements to Landlord. The rights with respect to a Shared Space Arrangement as provided for in this Section 6 is personal solely to Ultragenyx Pharmaceutical Inc. and may not be assigned or transferred to any other person or entity. Except as modified by this Section 22(g), all other terms of Section 22 shall remain in full force and effect.”

7.
Lower Level Premises. For the avoidance of doubt, the terms of the Third Amendment shall continue to apply with respect to the Lower Level Premises.

8.
OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

9.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fifth Amendment and that no Broker brought about this transaction, other than Newmark and CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Newmark and CBRE, claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, as applicable, with regard to this Fifth Amendment.

10.
Miscellaneous.

(a)
This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)
This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

(c)
This Fifth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fifth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

(d)
Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment. In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail. Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

(e)
Tenant acknowledges that Landlord’s business operations are proprietary to Landlord. Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) to hold confidential and not disclose to third parties, information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Fifth Amendment as of the date first written above.

TENANT:

ULTRAGENYX PHARMACEUTICAL INC.

a Delaware corporation

Approved and Executed by: /s/ Emil Kakkis

Name: Emil Kakkis

Its: CEO

Date: November 20, 2024

I hereby certify that the signature, name and title above are my signature, name and title

LANDLORD:

ARE-MA REGION NO. 20, LLC

A Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS CORP,

a Maryland corporation, general partner

By: /s/ Scott A. Sherwood

Name: Scott A. Sherwood

Its: Real Estate Legal Affairs

Date: November 25, 2024

EXHIBIT A

FORM OF SHARED SPACE ACKNOWLEDGMENT

This Shared Space Acknowledgment (this “Acknowledgment”) is made as of , 20 , by and among ARE-MA REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”), and

, (“Shared Space Occupant”), with reference to the following Recitals.

R E C I T A L S

A.
Landlord and Tenant are now parties to that certain Lease Agreement dated

, 2024 (as the same may in the future be amended, the “Lease”) wherein Tenant leases certain premises consisting of approximately [ ] rentable square feet (the “Premises”) in the building located at 19 Presidential Way, Woburn, Massachusetts. All initially capitalized terms not otherwise defined in this Acknowledgment shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

B.
Tenant desires to permit Shared Space Occupant to use and occupy a portion of the Premises, as more particularly described in and pursuant to the provisions of that certain [Agreement] dated as of , 20 (the “Shared Space Agreement”), a copy of which is attached hereto as Schedule 1.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Tenant and Shared Space Occupant each represent and warrant to Landlord that the copy of the Shared Space Agreement attached hereto as Exhibit A is true, correct and complete.

2.
The terms of the Shared Space Agreement are subject and subordinate to the terms of the Lease. Landlord shall have no obligations to Shared Space Occupant or any party claiming by or through Shared Space Occupant.

3.
If the Lease terminates, then the Shared Space Agreement shall automatically terminate concurrently therewith.

4.
All waivers and releases set forth in the Lease that apply as between Landlord and Tenant thereunder shall also apply as between Landlord and Shared Space Occupant.

5.
Tenant shall deliver to Landlord a certificate of insurance from Shared Space Occupant, as insured, evidencing no less than the insurance requirements set forth in Section 17 of the Lease concurrent with Tenant’s delivery to Landlord of a fully executed copy of this Acknowledgment and prior to the expiration of such policy.

6.
Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Shared Space Agreement.

7.
Notwithstanding anything in the Shared Space Agreement to the contrary, Landlord and Shared Space Occupant each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.
8.
Tenant and Shared Space Occupant agree that upon any conflict between the terms of the Shared

Space Agreement and this Acknowledgment, the terms of this Acknowledgment shall control.

9.
This Acknowledgment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

10.
Tenant and Shared Space Occupant are currently (a) in compliance with (and are required to at all times during the term of the Shared Space Agreement to remain) in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Shared Space Agreement be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

11.
This Acknowledgment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Acknowledgment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures

[ Signatures on next page ]

IN WITNESS WHEREOF, Tenant and Shared Space Occupant have caused their duly authorized representatives to execute this Acknowledgment as of the date first above written.

TENANT:

ULTRAGENYX PHARMACEUTICAL INC.,

a Delaware corporation

By: Name: Its:

□ I hereby certify that the signature, name, and title

above are my signature, name and title.

SHARED SPACE OCCUPANT:

, a

By: Name: Its:

□ I hereby certify that the signature, name, and title

above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 20, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation, general partner

By: Name: Its